UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2015

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

573 Monroe Blvd. Painesville, Ohio	42077
(Address of principal executive offices)	(Zip Code)

(216) 408-9423

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 1, 2015, Gold Lakes Corp. (the "Company") appointed Mr. Edwin Morrow as an Advisory Committee Member and as a Consultant for Supervising Exploration Activity. From 2002 to Present, Mr. Morrow has been a private consultant in the mining/ minerals, energy, environmental geology, project finance and real estate sectors from a base in South Lake Tahoe, California. From 2010 until 2013, Mr. Morrow served as President and CEO of Liberty Coal Energy Corp. and Siga Resources, Inc. (our former name), both US OTC public companies.

Mr. Morrow will serve as the Company's officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Morrow and any other person pursuant to which he was selected as an officer. There are no family relationship between Mr. Morrow and any of the Company's officers or directors. Except as disclosed above, Mr. Morrow has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: November 5, 2015	By:	/s/ Christopher P. Vallos
Christopher P. Vallos Director